EXHIBIT 23.2

               NOTICE REGARDING LACK OF CONSENT OF ARTHUR ANDERSEN

     On May 9, 2002, The Fairchild Corporation (the "Company") dismissed Arthur Andersen LLP as its independent auditors and retained Ernst & Young LLP as its new auditors. Ernst & Young audited the financial statements of the Company as of and for the fiscal year ended June 30, 2002 and issued their report with respect thereto. However, after reasonable efforts, the Company has been unable to obtain from Arthur Andersen a reissued audit report with respect to the financial statements of the Company as of and for the fiscal years ended June 30, 2000 and June, 2001 (the fiscal 2000 and 2001 financial statements). In accordance with recently-adopted regulations of the Securities and Exchange Commission, the Company has filed with this Annual Report on Form 10-K/A a copy of the previously-issued audit report dated September 7, 2001 of Arthur Andersen with respect to the fiscal 2000 and 2001 financial statements. Because this Annual Report on Form 10-K/A is incorporated by reference into the Company's previously filed registration statements (File Nos. 35-27317, 33-21698, 33-06183, 333-49779, and 333-62037), it is deemed to be a new registration statement relating to the securities offered therein. After reasonable efforts, the Company has been unable to obtain Arthur Andersen's written consent to the incorporation by reference of its September 7, 2001 audit report into those registration statements. As a result, Arthur Andersen may not have any liability under Section 11(a) of the Securities Act1 for any untrue statements of a material fact contained in the fiscal 2000 and 2001 financial statements or any omissions of a material fact required to be stated therein. Accordingly, persons acquiring securities under those registration statements may be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

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1   Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.